Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to your incorporation by reference of our audit reports dated March 31, 2008 as to the years 2007 and 2006 and dated January 17, 2008 as to the year 2005 on the consolidated financial statements of Orsus Xelent Technologies, Inc. as of and for the years ended December 31, 2007, 2006, and 2005, in the Registration Statement of Orsus Xelent Technologies, Inc. on Form S-8.

Hong Kong SAR, China June 26, 2008	/s/ Mazars CPA Limited Mazars CPA Limited Certified Public Accountants